As filed with the Securities and Exchange Commission on December 28, 1999
                                               Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933


                           FIRST NILES FINANCIAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                      34-1870418
--------------------------------------------------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

  55 North Main Street, Niles, Ohio                               44446
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

                           FIRST NILES FINANCIAL, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN
                                       AND
                       1999 RECOGNITION AND RETENTION PLAN
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                             Michael S. Sadow, P.C.
                                Song A. Pak, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                             7th Floor - East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                                     Proposed maximum Proposed maximum
                                      Amount to be   offering price       aggregate          Amount of
Title of securities to be registered registered(1)     per share       offering price  registration fee
Common Stock, par value
 $0.01 per share                     245,615  shares     (2)            $3,084,434(2)         $815(2)
========================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the plans, may become subject to the 1999 Stock Option and Incentive Plan and the 1999 Recognition and Retention Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 245,615 shares being registered hereby: (i) 157,896 shares are subject to options with an exercise price of $12.53 per share ($1,978,436.80 in the aggregate);
         (ii) 63,158 shares granted pursuant to the 1999 Recognition and Retention Plan at a price equal to $12.53 as of the date of the grant; and (iii) 24,561 shares which have not been awarded to date are being registered based upon the average of the high and low prices per share of the common stock on The Nasdaq Stock Market of $12.81 per share on December 27, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing the information specified in Part I of the Form S-8 will be sent or given to participants in First Niles Financial, Inc.'s 1999 Stock Option and Incentive Plan (the "SOP") and 1999 Recognition and Retention Plan ( the "RRP") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II of this registration statement), prospectuses that meet the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously or concurrently filed by First Niles Financial, Inc. (the "Company" or the "Registrant") with the SEC are hereby incorporated by reference in this registration statement and the prospectuses to which this registration statement relates:

     1. The annual report on Form 10-KSB of the Company for the fiscal year ended December 31, 1998 (File No. 0-24849) filed pursuant to Rule 13a-1 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     2. The quarterly reports on Form 10-KSB of the Company for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and Current Reports on Form 8-K filed on May 24, 1999 and November 15, 1999.

     3. The description of the Company common stock contained in the Company's Registration Statement on Form 8-A dated August 28, 1998 (and any amendments or reports filed for the purpose of updating the description).

         All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and the prospectuses to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectuses to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectuses.

         The Company shall furnish without charge to each person to whom the prospectuses are delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: George J. Swift, Secretary, First Niles Financial, Inc., 55 North Main Street, Niles, Ohio 44446, telephone number (330) 652-2539.

         All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Tenth Article of the Company's Certificate of Incorporation provides for indemnification of its directors and officers against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. The Tenth Article also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification of directors and officers may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibits Index to this Registration Statement.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Niles, State of Ohio, on December 28, 1999.

                                  FIRST NILES FINANCIAL, INC.



                                  By:  /s/ William L. Stephens
                                     -------------------------------------------
                                     William L. Stephens, Chairman of the Board,
                                     President and Chief Executive Officer
                                     (Duly Authorized Representative)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Stephens, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



By: /s/ William L. Stephens               By:  /s/ George J. Swift
   ------------------------------------       ----------------------------------
   William L. Stephens, Chairman of the       George J. Swift, Vice President
   Board, President and Chief Executive       and Secretary
   Officer                                    Principal Financial and Operating
   (Principal Executive Officer)              Officer)


Date:  December 28, 1999                  Date:  December 28, 1999

By: /s/ P. James Kramer                    By:  /s/ Horace L. McLean
   ------------------------------------       ----------------------------------
   P. James Kramer, Director                  Horace L. McLean, Director


Date:  December 28, 1999                   Date:  December 28, 1999


By:  /s/ Ralph A. Zuzolo                   By:  /s/ Thomas G. Maley
   ------------------------------------       ----------------------------------
   Ralph A. Zuzolo, Director                  Thomas G. Maley, Controller
                                              (Principal Accounting Officer)

Date:  December 28, 1999                   Date:  December 28, 1999

                                 EXHIBITS INDEX


Exhibit
 Number                      Description of Exhibits
--------------------------------------------------------------------------------

 4.1 Certificate of Incorporation of First Niles Financial, Inc., filed on July 10, 1998 as Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (File No. 333-58883), is incorporated herein by reference.

 4.2     Bylaws  of First  Niles  Financial,  Inc.,  filed  on July 10,  1998 as
         Exhibit 3.2 to Registrant's Registration Statement on Form SB-2 (File No. 333- 58883), is incorporated herein by reference.

 4.3 Form of Certificate of Common Stock, filed on July 10, 1998 as Exhibit 4 to Registrant's Registration Statement on Form SB-2 (File No. 333-58883), is incorporated herein by reference.

 5       Opinion of Silver, Freedman & Taff, L.L.P.

23.1     Consent of Anness, Gerlach & Williams.

23.2     Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5).

24       Power of Attorney (included in signature pages).

99.1 First Niles Financial, Inc. 1999 Stock Option and Incentive Plan filed on November 12, 1999 as Appendix A to Registrant's Proxy Statement on
         Schedule 14A (File No. 000-24849), is incorporated herein by reference.

99.2 First Niles Financial, Inc. 1999 Recognition and Retention Plan filed on November 12, 1999 as Appendix B to Registrant's Proxy Statement on
         Schedule 14A (File No. 000-24849), is incorporated herein by reference.